UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2011

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 552-2200

Check the appropriate box below if the Form 8–K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CRF 240.13e–4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2011, the Board of Directors of Amylin Pharmaceuticals, Inc., or Amylin, approved the company’s executive cash bonus plan for 2012, or the Plan. The Plan is not contained in a formal written document, but a summary of the manner in which executive officer cash bonuses are determined is set forth below.

Amylin’s executive officers are entitled to earn cash bonus compensation based upon the achievement of certain specified corporate goals established by Amylin’s Board of Directors, or the Board. The corporate goals established for fiscal year 2012 for purposes of the Plan relate to net product revenue, non-GAAP operating loss, and certain business initiative goals including, among other things, product pipeline innovation and development results.

Under the Plan, each participant’s target bonus is established by multiplying such participant’s salary by a percentage value. The percentage value for each executive officer is based on the participant’s level of responsibility with the company.

Following the end of the year, the Board determines whether the pre-established corporate goals were attained. Based on this assessment, the Board’s Compensation and Human Resources Committee, or Compensation Committee, awards each Plan participant a cash bonus as follows: (i) for the company’s chief executive officer, by multiplying the target bonus by the percentage to which the pre-established corporate goals were attained or exceeded and (ii) for the company’s other executive officers, by multiplying eighty percent of the target bonus by the percentage to which the pre-established corporate goals were attained or exceeded and by multiplying twenty percent of the target bonus by the percentage to which pre-established personal goals were attained or exceeded. The Compensation Committee retains the discretion to determine that a participant will receive a cash bonus in an amount less than or greater than the amount earned by such participant under the Plan.

On December 6, 2011, the Board also authorized a grant of restricted stock units to the following named executive officers pursuant to Amylin’s 2009 Equity Incentive Plan that vest in three equal annual installments from the January 10, 2012 date of grant in the following amounts: Daniel M. Bradbury: 30,000 shares; Mark J. Gergen: 15,000 shares; Marcea Bland Lloyd: 10,000 shares; and Mark G. Foletta: 7,500 shares. The restricted stock units will generally be settled in shares of Amylin common stock at the time of vesting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: December 7, 2011	By:	/s/ Harry J. Leonhardt
Harry J. Leonhardt
Senior Vice President, Legal and Compliance, and Corporate Secretary